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                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, dated as of April 1, 1995, is between NATIONAL DENTEX CORPORATION, a Massachusetts corporation (the "Company"), and RICHARD F. BECKER, JR. (the "Executive").

         WHEREAS, the Company desires to continue to retain the services of the Executive, and the Executive desires to continue to be employed by the Company upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties agree as follows:

         1.       SCOPE OF EMPLOYMENT.

                  (a) Nature of Services. Executive shall diligently perform the duties and assume the responsibilities of the position of Vice President, Corporate Controller and Assistant Treasurer of the Company and such additional executive duties and responsibilities as shall from time to time be assigned to him by the Board of Directors.

                  (b) Extent of Services. Executive shall devote substantially all his working time and attention and his best efforts to the performance of his duties and responsibilities under this Agreement. However, Executive may (a) make any passive investments where he is not obligated or required to, and shall not in fact, devote any managerial efforts, (b) participate in charitable or community activities or in trade or professional organizations or (c) subject to Board of Directors approval (which approval shall not be unreasonably withheld or withdrawn), hold directorships in public companies, except only that the Board of Directors shall have the right to limit such services as director or such participation whenever the Board of Directors shall believe that the time spent on such activities infringes in any material respect upon the time required by Executive for the performance of his duties under this Agreement or is otherwise incompatible with those duties.

         2.       COMPENSATION AND BENEFITS.

                  (a) Base Salary. The Company shall pay the Executive a base salary (the "Base Salary") at the rate of Fifty-Eight Thousand Dollars ($58,000) per year in accordance with Company's then current payroll practices. During the Employment Period, as defined in Section 3 below, such salary shall be reduced by the amount of payments, if any, Executive receives under any short term or long term disability insurance policies paid for by Company and related to Executive's employment hereunder. The Executive's salary may be increased from time to time by the Board of Directors.

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                  (b)      Bonus. The Executive shall be entitled to participate
         in the Company's Corporate Executive Incentive Compensation Plan (the "Incentive Compensation Plan") and to receive a bonus thereunder for each calendar year during the Employment Period in an amount determined annually in accordance with the provisions of the Incentive
         Compensation Plan (the "Bonus").

                  (c) Benefits. Executive shall be eligible for and participate, to the same extent (and subject to the same co- payments or other conditions of participation) in such fringe benefits as are generally made available to executives of the Company, including without limitation health, disability and life insurance (collectively, the "Insurance Benefits") and the Company's stock option and stock purchase plans.

                  (d) Expense Reimbursement. The Company will reimburse Executive for all reasonable and necessary expenses incurred by him in carrying out his duties under this Agreement. Executive shall promptly present to the Company itemized accounts of such expenses in such form as may be required by the Company.

         3.       EMPLOYMENT PERIOD.

         The "Employment Period" shall mean the three (3) year period commencing on the date hereof and, thereafter, shall continue until terminated by either party, subject to earlier termination upon occurrence of any of the events set forth below:

                  (a)      the death of the Executive;

                  (b) the "Disability" of the Executive as defined in the Company's long-term disability plan, as in effect from time to time which termination shall be effective on the date on which the Executive is entitled to receive long-term disability compensation pursuant to such plan;

                  (c) for "Cause," meaning, for purposes hereof, termination of the Executive's employment by the Company because of conviction of a felony, commission of an act of dishonesty, breach or trust or moral turpitude in connection with his employment by the Company or gross neglect of duties (other than as a result of Disability or death) which shall continue for thirty (30) days after the Company gives written notice to the Executive thereof;

                  (d) by the Executive for "Good Reason," meaning, for purposes hereof, the voluntary termination by the Executive of his employment within ninety (90) days after the occurrence of any of the following events without the Executive's express written consent:

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                           (i)      the assignment to him of any duties
                  materially inconsistent with his positions, duties, responsibilities, reporting requirements, and status with the Company immediately prior to such assignment, or a substantive change in the Executive's titles or offices as in effect immediately prior to a such change or any removal of the Executive from or any failure to reelect him to such positions, except in connection with the termination of the Executive's employment by the Company for Cause or Disability.

                           (ii) the relocation of the Executive's principal place of business to more than fifty (50) miles from the place where the Executive was employed at the time of such relocation; or

                           (iii) any other material breach by the Company of any provision of this Agreement, provided that the same shall have the continued unremedied for a period of thirty (30) days after the Executive gives notice to the Company requesting that the Company remedy the same;

                  (e) by the Company other than by reason of Death, Disability or Cause; or

                  (f) by the Executive, other than by reason of Death, Disability or Good Reason.

         4.       BENEFITS ON TERMINATION OF EMPLOYMENT.

                  (a) In the event of termination of the Executive's employment pursuant to Sections 3(d) [Executive-Good Reason] or 3(e) [Company-Without Cause] above, the Company shall no longer be obligated to make any payments of any kind to the Executive under this Agreement except as follows: (i) the Company will continue to pay the Executive's then current Base Salary and Bonus for a period of two (2) years from the date of termination, reduced in the second year to the extent of compensation received by the Executive from other employment or self-employment and (ii) the Company will, for a period equal to the shorter of (x) two (2) years or (y) until the Executive shall commence other employment or self-employment, continue to provide to the Executive Insurance Benefits comparable to the insurance provided for executives of the Company generally during such period, and upon substantially similar terms and conditions as shall be provided for executives generally. If under any of the terms of any group policy maintained by the Company such coverage is not properly obtainable, the Executive may elect to receive the amount of premiums that the Company would have paid on his account, or to assume the risk of a denial of coverage by any such carrier.

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                  (b)      In the event of termination of the Executive's
         employment pursuant to Section 3(a) [Death] above, the Company shall continue to pay to the Executive's widow, or if she is not then living, to his legal representatives, his then current Base Salary and Bonus for a period of two (2) years from the date of termination, and shall continue to maintain health insurance benefits comparable to the health insurance benefits provided to the Executive prior to his death, and provided for executives of the Company generally during such period, and upon substantially similar terms and conditions as were provided to Executive generally. If under any of the terms of any group policy maintained by the Company such coverage is not properly obtainable, the Executive's widow or legal representatives, as applicable, may elect to receive the amount of premiums that the Company would have paid on his account, or to assume the risk of a denial of coverage by any such carrier.

                  (c) In the event of termination of the Executive's employment pursuant to Sections 3(c) [Company-Cause] or (f) [Executive-Without Cause] above, the Company shall no longer be obligated to make any payments of any kind to the Executive under this Agreement, except for any unpaid salary or benefits accrued and unpaid as of the date of termination.

                  (d) In the event of termination of the Executive's employment pursuant to Section 3(b) [Disability] above, the Company will continue to pay the Executive for a period of two (2) years from the effective date of termination that amount which is equal to the difference between the amount of disability compensation payable to the Executive pursuant to the Company's long-term disability plan and the Executive's then current Base Salary and Bonus, payable at the same time or times as the Company previously paid Base Salary and Bonus the Executive.

                  (e) For purposes of determining the amount of the Bonus payable to the Executive pursuant to Sections 4(a), (b) and (d) above, the amount of the Bonus shall be equal to the average of the prior two
         (2) annual Bonuses payable to the Executive for and in respect to the fiscal years of the Company ending prior to or coinciding with the effective date of termination.

                  (f) Notwithstanding anything to the contrary set forth in this Agreement, in the event the Executive is party to a Change of Control Severance Agreement, the determination and payment of any benefits following a Qualified Termination, as defined therein, shall be set forth in and governed exclusively by the provisions of such Agreement.

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         5.       NON-COMPETITION. During the Employment Period and for a period of two (2) years thereafter, Executive shall not, directly or indirectly, for his own account or for the account of others, whether as principal or agent or through the agency of any corporation, partnership, association or other business entity, compete with the Company by engaging in the dental laboratory business anywhere in the United States. Nothing contained herein shall prohibit the Executive from purchasing and holding as a passive investment not more than 5% of any class of the issued and outstanding and publicly traded (on a recognized national or regional securities exchange or in the over-the-counter market) capital stock of any corporation.

         6. CONFIDENTIAL INFORMATION. Executive will not at any time, whether during or after the Employment Term, reveal to any person, association or company any of the Proprietary Information of the Company so far as it has come or may come to Executive's knowledge, except as may be required in the ordinary course of performing Executive's duties as an employee of the Company or except as may be in the public domain through no fault of Executive's, and Executive shall keep secret all matters entrusted to Executive and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company. For purposes hereof, Proprietary Information includes information that has been created, discovered or developed, or has otherwise become known to the Company (including without limitation information created, discovered or developed, or made known by or to me, during the period of or arising out of Executive's employment by the Company), and/or in which property rights have been assigned or otherwise conveyed to the Company, which information is not generally known by others and has commercial value in the business in which the Company is engaged, and includes, by way of illustration, but not limitation, trade secrets, processes, formulae, data and know-how, improvements, inventions, techniques, marketing plans, strategies, forecasts, and customer lists.

         7. INVENTIONS. If at any time or times during Executive's employment, Executive shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) ("Inventions") that relates to any of the products or services being developed, manufactured or sold by the Company or which may conveniently be used in relation therewith, or results from tasks assigned Executive by the Company or results from the use of premises owned, leased or contracted for by the Company (collectively, "Relate to the Company's Products") such Inventions and the benefits thereof shall immediately become the

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sole and absolute property of the Company and its assigns, and Executive shall promptly disclose to the Company each such Invention, and Executive hereby assigns any rights Executive may have or acquire in the Inventions and benefits and/or rights resulting therefrom to the Company and its assigns without compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company.

         8. REMEDIES. This Agreement is a personal employment contract and the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged or hypothecated. The Executive acknowledges that a remedy at law for any breach by him of the provisions of Sections 5, 6 or 7 hereof will be inadequate, and the Executive hereby agrees that the Company shall be entitled to injunctive relief in case of any such breach, in addition to recovery of its damages by reason of such breach.

         9.       MISCELLANEOUS.

                  (a) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and upon the Executive and his legal representatives.

                  (b) This Agreement may not be changed orally but only by a written instrument signed by the parties hereto.

                  (c) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                  (d) The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other provision or condition.

                  (e) If any provision of this Agreement is found to be unenforceable or invalid, such provision shall be severable from this Agreement and shall not affect the enforceability or validity of any other provision contained in this Agreement.

                  (f) Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered by hand or sent by registered mail, return receipt requested, or by recognized overnight express courier, postage prepaid, and if to the Executive, addressed to him at the address set forth below, and if to the Company, addressed to it at 111 Speen Street, Framingham, Massachusetts 01701, Attention: President, with a copy to Posternak, Blankstein & Lund, 100 Charles River Plaza, Boston, Massachusetts 02114, Attention: Donald H. Siegel, P.C. or such other address as shall have been specified in writing by either party to the

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         other, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        NATIONAL DENTEX CORPORATION

                                        By: William Mullahy

                                        EXECUTIVE:

                                        /s/ Richard F. Becker, Jr.
                                        ----------------------------------------
                                        Richard F. Becker, Jr.

                                        Address: 15 FALES RD.
                                                  DEDHAM, MA 02026

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